UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01.   Entry into a Material Definitive Agreement.
On October 8, 2008, American International Group, Inc. (“AIG”) announced that certain of its domestic life insurance subsidiaries had entered into a securities lending agreement (the “Securities Lending Agreement”) with the Federal Reserve Bank of New York (“New York Fed”). Under the Securities Lending Agreement, the New York Fed will borrow, on an overnight basis, investment grade fixed income securities from these AIG subsidiaries in return for cash collateral. AIG understands that the New York Fed is prepared to borrow securities to extend AIG’s currently outstanding lending obligations where those obligations are not rolled over or replaced by transactions with other private market participants. As of October 6, 2008, approximately $37.2 billion of securities were subject to loans under AIG’s securities lending program.
Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.
On October 8, 2008, AIG issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibit.

Exhibit 99.1	Press Release of American International Group, Inc., dated October 8, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary